As filed with the Securities and Exchange Commission on May 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2680009
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts 01748 (508) 435-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(508) 435-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Margaret A. Brown, Esq.

Gregg A. Noel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, Massachusetts 02108

(617) 573-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities	—	—	—	—
Total	—	—	—	—

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices.
(2)	Exclusive of accrued interest, if any.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, EMC Corporation is deferring payment of the registration fee.

PROSPECTUS

EMC CORPORATION

DEBT SECURITIES

We may offer and sell, from time to time, debt securities in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the debt securities being offered to you, before you make your investment decision.

We may offer debt securities on a continuous or delayed basis directly to investors or to or through one or more underwriters, dealers or agents, or through a combination of these methods. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering.

Investing in our debt securities involves risks. You should carefully read and consider the risk factors included in any accompanying prospectus supplement or any documents that we incorporate by reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 30, 2013.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “EMC,” “we,” “our,” “us” or similar terms refer to EMC Corporation, together with its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any of our debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any debt securities other than the debt securities to which they relate or an offer to sell or the solicitation of an offer to buy such debt securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any accompanying prospectus supplement or that the information contained in any document incorporated by reference herein or therein is correct as of any time subsequent to the date of such document.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is listed on the New York Stock Exchange, and these reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (excluding any information furnished and not filed pursuant to Items 2.02 or 7.01 and any related Item 9.01 on any Current Report on Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•	Current Reports on Form 8-K filed on January 29, 2013 (Item 2.05 only) and May 3, 2013.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we file a post-effective amendment which indicates the termination of the offering of the debt securities made by this prospectus.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are made available free of charge on or through our website at www.emc.com as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website at www.emc.com (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated by reference in this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into such documents. Please go to www.emc.com/corporate/investor-relations/index.htm to submit an electronic request, or send a written request to EMC Investor Relations, 176 South Street, Hopkinton, Massachusetts 01748. Our telephone number is (508) 435-1000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements, within the meaning of the federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including those described in Item 1A of Part I (Risk Factors) of our Annual Reports on Form 10-K, in Item 1A of Part II (Risk Factors) of our Quarterly Reports on Form 10-Q, in any accompanying prospectus supplement, and in other information contained in our publicly available SEC filings and press releases. The forward-looking statements speak only as of the date such statements were first made and undue reliance should not be placed on these statements. Except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statements after the date hereof.

EMC CORPORATION

Our mission is to lead people and organizations on the journey to hybrid Cloud Computing. Cloud Computing offers a dramatically more efficient computing model that helps transform information technology from a cost center to a value-driver. We support a broad range of customers around the world, in every major industry, in the public and private sectors, and of sizes ranging from the Fortune Global 500 to small-sized businesses.

We manage our business in two broad categories: EMC Information Infrastructure and VMware Virtual Infrastructure. As data centers move to a Cloud Computing model, managing information will be central to their operations. EMC Information Infrastructure provides a foundation for organizations to store, manage, protect, analyze and secure their vast and ever-increasing quantities of information, improve business agility, lower cost of ownership and enhance their competitive advantage within traditional data centers, virtual data centers and cloud-based information technology infrastructures. Infrastructure for Cloud Computing is much more agile and efficient—this is achieved though virtualization. VMware Virtual Infrastructure, which is represented by EMC’s majority equity stake in VMware, Inc., is the leader in virtualization infrastructure solutions.

EMC was incorporated in Massachusetts in 1979. Our principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748, and our telephone number is (508) 435-1000.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered debt securities for general corporate purposes, including repayment or redemption of outstanding debt, the possible acquisition of related businesses or assets thereof, stock repurchases, working capital needs and other business opportunities. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

No shares of our preferred stock were outstanding during the years ended December 31, 2012, 2011, 2010, 2009 and 2008, or during the three months ended March 31, 2013. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above. The table below reflects our ratio of earnings to fixed charges for the three months ended March 31, 2013, and each of the five years in the period ended December 31, 2012.

	For the Three Months Ended March 31, 2013	For the Years Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)	15.46	21.95	12.96	10.73	5.90	6.87

(a)	For purposes of computing our consolidated ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rental expense, which is calculated under the assumption that one-third of rent expense is representative of interest costs.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and Wells Fargo Bank, National Association, as trustee. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. You may obtain a copy of the indenture, any supplemental indenture or similar document and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.” All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to EMC Corporation and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”).

The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	any limit on the aggregate principal amount of debt securities of such series;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.

Junior Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to, any person unless:

•

(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our assets substantially as an entirety are transferred or leased is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.

This covenant would not apply to any recapitalization transaction, a change of control of EMC or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:

•

failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by EMC in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

•

failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of EMC; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of EMC occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•	the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names,

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of EMC, the trustee or any other agent of EMC or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modifications of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by another person of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

to add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

to add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee in Minneapolis, Minnesota.

The indenture contains limitations on the right of the trustee, should it become a creditor of EMC, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future shareholder, officer or director of EMC or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	to purchasers directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of debt securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such debt securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices or at varying prices determined at the time of sale. The debt securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the debt securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional investors, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The debt securities issued hereunder will be a new issue of securities and will have no trading market prior to the date of this prospectus. Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the debt securities.

LEGAL MATTERS

The validity of the debt securities being offered hereby is being passed upon for EMC Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts. Thomas J. Dougherty, a partner at Skadden, Arps, Slate, Meagher  & Flom LLP, acts as secretary (statutory clerk) for EMC Corporation.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of EMC Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other	Expenses of Issuance and Distributions.

The following table sets forth the expenses to be borne by EMC Corporation in connection with the offerings described in this Registration Statement, other than underwriting discounts and commissions. All expenses, other than the Securities and Exchange Commission registration fee, are estimates.

Amount To Be Paid
Securities and Exchange Commission registration fee	*
Printing and engraving expenses	**
Legal fees and expenses (other than Blue Sky)	**
Accounting fees and expenses	**
Blue Sky fees and expenses (including fees of counsel)	**
Rating agency fees	**
Trustee’s and registrar’s fees and expenses	**
Miscellaneous	**

Total	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees cannot be estimated at this time as they are calculated based on the debt securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification	of Directors and Officers.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a Massachusetts corporation may, in its articles of organization, eliminate or limit the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty notwithstanding any law to the contrary, except for liability for (i) any breach of duty of loyalty to the corporation or to the shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) certain improper distributions or (iv) any transaction from which the director derived an improper personal benefit.

Section 8.51 of the MBCA authorizes a Massachusetts corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to, the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 8.51 also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.02(b)(4) of the MBCA. Section 8.52 of the MBCA requires that a Massachusetts corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he was a director of the corporation.

Section 8.53 of the MBCA authorizes a Massachusetts corporation to pay for, in advance, a director’s reasonable expenses in a proceeding if, among other things, the director delivers to the corporation (i) a written confirmation of his good faith belief that he has met the relevant standard of conduct in Section 8.51 of the MBCA or the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of organization as permitted by Section 2.02(b)(4) of the MBCA, and (ii) a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, pursuant to procedures further laid out in the MBCA, that he has not met the standard of conduct for under Section 8.51.

Section 8.56 of the MBCA authorizes a corporation to indemnify, and advance expenses to, an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, or if such officer is also a director but the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided in the corporation’s articles of organization, bylaws, board resolution or contract provided that the officer may not be indemnified for acts or omissions not in good faith, intentional misconduct or knowing violations of law. Section 8.56 of the MBCA requires that a Massachusetts corporation indemnify an officer of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such officer was a party because he was an officer of the corporation.

EMC’s Restated Articles of Organization (the “Articles”) include a provision that eliminates the personal liability of each of its directors to EMC or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director’s duty of loyalty to EMC or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

EMC’s Amended and Restated Bylaws (the “Bylaws”) provide that EMC shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of EMC (any person serving another organization in one or more of the indicated capacities at the request of EMC who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to EMC) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of EMC, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of EMC; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by EMC in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to EMC the amounts so paid by EMC if it is ultimately determined that indemnification for such expenses is not authorized under EMC’s Amended and Restated Bylaws. The right of indemnification provided under EMC’s Amended and Restated Bylaws shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

EMC has entered into indemnification agreements with each of its directors and executive officers providing for the indemnification of such director or executive officer to the extent legally permissible and for the payment of any and all expenses, including counsel fees, paid or incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of EMC.

The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the Bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

Furthermore, the underwriting agreement to be entered into in connection with an offering of the debt securities will contain provisions which indemnify the officers and directors of EMC in certain circumstances.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933, as amended.

ITEM 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement

4.1	Form of Indenture between EMC Corporation and Wells Fargo Bank, National Association, as Trustee

4.2*	Form of Debt Security

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the debt securities of EMC Corporation offered hereby

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Wells Fargo Bank, National Association, as trustee under the Indenture

*	To be filed by amendment or incorporated by reference in connection with an offering of securities.

ITEM 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, EMC Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkinton, Commonwealth of Massachusetts, on the 30th day of May, 2013.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, David I. Goulden and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 30th day of May, 2013.

Signature	Title

/s/ Joseph M. Tucci Joseph M. Tucci	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ David I. Goulden David I. Goulden	President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

/s/ Denis G. Cashman Denis G. Cashman	Chief Accounting Officer and Chief Operating Officer, Finance (Principal Accounting Officer)

/s/ Michael W. Brown Michael W. Brown	Director

/s/ Randolph L. Cowen Randolph L. Cowen	Director

/s/ Gail Deegan Gail Deegan	Director

/s/ James S. DiStasio James S. DiStasio	Director

/s/ John R. Egan John R. Egan	Director

/s/ Edmund F. Kelly Edmund F. Kelly	Director

/s/ Judith A. Miscik Judith A. Miscik	Director

/s/ Windle B. Priem Windle B. Priem	Director

/s/ Paul Sagan Paul Sagan	Director

/s/ David N. Strohm David N. Strohm	Director

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement

4.1	Form of Indenture between EMC Corporation and Wells Fargo Bank, National Association, as Trustee

4.2*	Form of Debt Security

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the debt securities of EMC Corporation offered hereby

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Wells Fargo Bank, National Association, as trustee under the Indenture

*	To be filed by amendment or incorporated by reference in connection with an offering of securities.